Exhibit 99.1

PRESS RELEASE

ABH (NYSE, TSX)

AbitibiBowater Addresses NYSE Listing Standards

MONTREAL, CANADA, December 18, 2008 - AbitibiBowater announced today that it has received notification from the New York Stock Exchange ("NYSE") that the Company has fallen below its continued listing criteria. The average closing price of its common stock was less than $1.00 over a consecutive 30-day trading period.

The Company has a period of six months from the date of notification, with a possible extension, to bring the average share price back above $1.00. Under NYSE rules, AbitibiBowater's common stock will continue to be listed on NYSE during this period, subject to the Company's compliance with other NYSE continued listing requirements. AbitibiBowater plans to notify NYSE that it intends to cure the deficiency, although there can be no assurance that the Company will be able to bring its share price back above $1.00 or will remain in compliance with other NYSE continued listing standards.

"Our stock price has been pressured by an unprecedented period of economic difficulty and market uncertainty that is impacting many companies and their share price performance in our industry and others," stated David J. Paterson, President and Chief Executive Officer of AbitibiBowater.

"We are taking proactive steps to address the matter and are encouraged by our quarter-over-quarter improvements and the progress we have made and continue to make in improving our operating and financial performance. The Company remains committed to its $1 billion debt-reduction target and is currently exploring several options to address upcoming debt maturities, inclusive of asset sales," added Paterson.

AbitibiBowater's common stock remains listed on NYSE under the symbol "ABH" but will be assigned a ".BC" symbol extension to signify that the Company is not currently in compliance with NYSE's continued listing standards.

The Company continues to be in compliance with the listing requirements of the Toronto Stock Exchange.

AbitibiBowater produces a wide range of newsprint, commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. AbitibiBowater owns or operates 25 pulp and paper facilities and 30 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 90 countries, the Company is also among the world's largest recyclers of old newspapers and magazines, and has more third-party certified sustainable forest land than any other company in the world. AbitibiBowater's shares trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

Contacts

Investors Duane Owens Vice President, Finance 864 282-9488	Media and Others Seth Kursman Vice President, Communications and Government Affairs 514 394-2398 seth.kursman@abitibibowater.com

Forward-Looking Statements

Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about planning to cure the deficiencies and returning to compliance with NYSE continued listing requirements and our strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "will", "would" and "intends" and other terms with similar meaning indicating possible future events or potential impact on the business or stockholders of AbitibiBowater.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management's current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the Company's ability to achieve compliance with continued listing standards that will be satisfactory to the NYSE, the risk that the Company could fail to comply with other NYSE continued listing requirements, which could result in immediate delisting of the Company's common stock, the Company's ability to improve its operating and financial performance, the Company's ability to meet its $1 billion debt reduction target, the Company's ability to divest assets on satisfactory terms, the Company's efforts to address its upcoming debt maturities, the Company's ability to refinance or amend the terms of its current indebtedness on satisfactory terms, the condition of the U.S. credit and capital markets generally. Additional factors are detailed from time to time in AbitibiBowater's filings with the Securities and Exchange Commission (SEC) and the Canadian securities regulatory authorities, including those factors contained in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2007, filed with the SEC on March 20, 2008, and the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 14, 2008, under the caption "Risk Factors" in each respective report. All forward-looking statements in this news release are expressly qualified by information contained in the Company's filings with the SEC and the Canadian securities regulatory authorities. AbitibiBowater disclaims any obligation to update or revise any forward-looking information.